QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

        If you are in any doubt about that action to take, you should immediately consult your stockbroker, bank manager law accountant or other professional or investment advisor.

        If you have sold all your Class B Shares, please send this Form of Acceptance together with the accompanying documents as soon as possible to the Bidders or to the stockbroker, bank or other agent through whom the sale was affected for transmission to the Bidders.

        This document should be read in conjunction with the U.S. Offer to Purchase dated September 15, 2016 (the "U.S. Offer to Purchase"). All the definitions used in the U.S. Offer to Purchase apply in this U.S. Form of Acceptance (the "Form"). All terms and conditions contained in the U.S. Offer to Purchase applicable to the U.S. Offer (as defined in the U.S. Offer to Purchase) for Class B Shares are deemed to be incorporated in and form part of this Form.

U.S. FORM OF ACCEPTANCE
To Tender Class B Shares held by U.S. Persons
of
Telecom Argentina, S.A.
Pursuant to the U.S. Offer to Purchase
dated September 15, 2016
by

Fintech Telecom, LLC
Fintech Advisory Inc.
David Martínez

        THIS FORM OF ACCEPTANCE OF THE U.S. OFFER MUST BE RECEIVED BY THE U.S. RECEIVING AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 21, 2016 UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.

The U.S. Receiving Agent is:

COMPUTERSHARE INC.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        THIS U.S. FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING CLASS B SHARES (AS DEFINED BELOW). DO NOT USE THIS U.S. FORM OF ACCEPTANCE FOR ANY OTHER PURPOSE.

 Action to be taken to accept the U.S. Offer

        Please read the detailed instructions on how to complete this Form. This Form should only be used to accept the U.S. Offer if you are a registered holder of Class B Shares and you are a U.S. Person or holding for a U.S. Person. Class B Shares beneficially owned or held of record by persons who are not U.S. Persons cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent Argentine Offer.

        If you are a holder of ADSs, you will receive and should complete a Letter of Transmittal and related documents in accordance with the instructions set out therein.

        If you wish to accept the U.S. Offer, please follow the instructions set forth in the U.S. Offer to Purchase and file this Form of Acceptance duly completed and signed, the Tender Certificate issued by Caja de Valores and all other documentation that the U.S. Receiving Agent might request, with the U.S. Receiving Agent at the address indicated on the back cover of the U.S. Offer to Purchase, by no later than the Expiration Time on the Expiration Date, unless the U.S. Offer is extended.

        Your acceptance of the U.S. Offer is on the terms and subject to the conditions contained in the U.S. Offer to Purchase and in this Form of Acceptance. In the event of an inconsistency between the terms and procedures in this Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

        If you have any questions as to how to complete this Form of Acceptance, please contact the U.S. Information Agent at 866-721-1211 (Toll-Free), and banks and brokers at 212-269-5550.

Representations and Warranties

        By signing this Form of Acceptance you agree that you irrevocably undertake, represent and warrant to and with the Bidders the following:

          (a)   the presentation of this Form of Acceptance constitutes (i) an acceptance of the U.S. Offer with respect to the number of Class B Shares indicated herein, (ii) a commitment to present the Tender Certificate to the U.S. Receiving Agent as set forth in the U.S. Offer to Purchase and to present any other document and to take any other steps necessary to allow the Bidders to consummate the transfer of ownership of the Class B Shares, subject to the terms and conditions established in the U.S. Offer to Purchase and in this Form of Acceptance, and (iii) with the exception of the withdrawal rights of the tendering holders of Class B Shares, an irrevocable tender of the Class B Shares in the U.S. Offer;

          (b)   you are the owner of the Class B Shares indicated on this Form of Acceptance and you have full authority and rights to deliver, sell, and transfer such Class B Shares and rights inherent hereto to Fintech Telecom LLC ("FTL");

          (c)   the tendered Class B Shares are tendered free and clear from all liens, titles, charges, privileges and/or encumbrances, and together with all the rights which they grant or may grant in the future, including the rights to vote and the right to receive any Distributions (as described in Section 3 of the U.S. Offer to Purchase);

          (d)   the presentation of this Form of Acceptance to the U.S. Receiving Agent constitutes an instruction (which shall become irrevocable after the Acceptance Date) to deliver to FTL the tendered Class B Shares as of the Payment Date;

          (e)   the presentation of this Form of Acceptance constitutes (i) an instruction (which shall be irrevocable as from the Acceptance Date) to Telecom Argentina, S.A. ("TEO"), Caja de Valores, the U.S. Receiving Agent, and the Argentine Custodian, as applicable, to cause the registration and/or register the transfer of the tendered Class B Shares in favor of FTL and to deliver to FTL

2

  a certificate of ownership of the tendered Class B Shares (or constancia de saldo de cuentas) and/or other documents which prove ownership of such Class B Shares, on the Payment Date; and (ii) a commitment (which shall be irrevocable as from the Acceptance Date) to present any other document and to take any other measure necessary to allow FTL to consummate the transfer of ownership of the Class B Shares, pursuant to the terms and conditions set forth in the U.S. Offer to Purchase and in this Form of Acceptance;

          (f)    you undertake to ratify any and all of the acts or procedures that may be performed or effected by the Bidders or any of their respective directors or agents or TEO or any of its agents, as the case may be, in the exercise of any of its or their respective powers and/or authorizations in virtue hereof;

          (g)   you accept that the voting and any other rights attaching to the tendered Class B Shares, may not be exercised by you while the tendered Class B Shares are deposited in the U.S. Tendered Class B Shares Account;

          (h)   you accept that the Bidders seek to acquire the Securities together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. Accordingly, the Offer Price payable by FTL per Class B Share or per ADS will be, in each case, reduced by the stock exchange and settlement fee described in the U.S. Offer to Purchase, any applicable brokerage fees or commissions, the Paid Distributions and applicable withholding tax, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer. Additionally, if on or after the date hereof TEO should declare or pay any additional Distributions on the Securities that are payable or distributable to stockholders of record on a date prior to the transfer to the name of FTL on TEO's stock transfer records of Class B Shares (in the case of Class B Shares) and on the transfer records of the Depositary of ADSs (in the case of ADSs), in each case that are purchased pursuant to the U.S. Offer, then (i) the Offer Price payable by FTL per Class B Share and per ADS in the U.S. Offer will be further reduced to the extent such Distributions are payable in cash and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the U.S. Receiving Agent for the account of the Bidders accompanied by appropriate documents of transfer. Pending such remittance, FTL will be entitled to all rights and privileges, as owner of any such non-cash Distributions and may withhold the entire Offer Price or deduct from the Offer Price the amount or value thereof, as determined by the Bidders in their sole discretion.

          (i)    you grant a power of attorney in favor of the U.S. Receiving Agent and the Argentine Custodian to receive such notifications, documents, or other communications to be sent to the holders of the tendered Class B Shares, to execute any documents necessary to receive and keep in custody the tendered Class B Shares and to exercise all other rights attaching to the tendered Class B Shares;

          (j)    you agree not to sell, assign, transfer, pledge or encumber in any manner the tendered Class B Shares while they are deposited in the U.S. Tendered Class B Shares Account and to keep the tendered Class B Shares free and clear from any liens, charges, privileges and/or encumbrances, and not to exercise any of the rights appertaining thereto;

          (k)   you agree not to modify or close the cuenta comitente from which the tendered Class B Shares were transferred while the Class B Shares are deposited in the U.S. Tendered Class B Shares Account;

          (l)    you have reviewed the U.S. Offer documents; you have not received from the U.S. Receiving Agent or the U.S. Information Agent any information or representations that are inconsistent with or differing from the information or representations contained in the U.S. Offer documents; and your decision to tender in the U.S. Offer has been based on your own analysis of

3

  TEO and of the U.S. Offer, including the benefits and risks involved therein and you have not received any type of legal, business, financial, tax, and/or any other type of advice from the Bidders, the U.S. Receiving Agent or the U.S. Information Agent and/or any of their parent, subsidiary, affiliated, or related entities;

          (m)  all the information contained in this Form of Acceptance is true and correct;

          (n)   you accept and agree that the Bidders are required to and will withhold 13.5% of the Offer Price payable to any tendering holder not domiciled in Argentina for Argentine tax purposes (or, if such holder delivers to the Bidders a valid Tax Cost Certificate, in the form of either (i) Exhibit 1 hereto, in the case of individual holders or (ii) Exhibit 2 hereto, in the case of holders that are corporate entities, reasonably satisfactory to the Bidders on or prior to 11:59 p.m. on October 14, 2016, which is the date that is five business days prior to the Expiration Date, 15% of the Net Gain) in respect of Argentine income tax on the capital gains derived from the disposition of the Securities;

          (o)   you accept and agree that in the event that a tendering holder delivers a Tax Cost Certificate not reasonably satisfactory to the Bidders, the Bidders will withhold 13.5% of the Offer Price payable to any tendering holder not domiciled in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the Securities;

          (p)   you represent that all documents submitted in connection with the Tax Cost Certificate are genuine and accurate; and

          (q)   you are a U.S. Person or holding for a U.S. Person.

4

How to complete this Form	Please complete in BLOCK CAPITALS

Do not detach any part of this Form of Acceptance

1.     The U.S. Offer

        To tender in the U.S. Offer write in Box 1 the total number of Class B Shares which you wish to tender in the U.S. Offer. If no number, or a number greater than your entire holding of Class B Shares, is written in Box 1 and you have signed Box 2 the Bidders will deem that no Class B Shares have been tendered. To accept the U.S. Offer complete boxes 1 and 3 and, if applicable, Box 4, and sign Box 2 below.

BOX 1

Depositante/Custodian	Cuenta Comitente	No. of Class B Shares	Class of Shares

No.:	No.:
Name:	Name:

2.     Signatures

        You must execute Box 2 and, in the case of a joint holding, arrange for the designated common representative to sign or, otherwise, all joint holders to do likewise. All signatures must be certified.

        If you sign in a capacity other than that of a registered holder (e.g., under a Power-of-Attorney) please state the capacity in which you sign and send together with the Form of Acceptance an authorized copy of the Power-of-Attorney.

        For the purposes of Section 470 of the Argentine Civil and Commercial Code, those Argentine resident holders or Argentine resident joint holders being married individuals, shall evidence the consent of their spouses in Box 2. Such consent may be granted by the spouses themselves or by a representative of the respective spouse, appointed through a special and sufficient Power-of-Attorney authorizing him/her to grant such consent for this transaction.

  Sign at the appropriate spaces in Box 2 to accept the U.S. Offer.

BOX 2

Execution by Individuals	Execution by a company
Signed and delivered as a deed by	Executed and delivered as a deed by
In presence

(Name of record holder)

(Signature of record holder)	(Name of Company)

(Taxpayer ID or SSN)	(Taxpayer ID)
Argentine resident holders or joint holders: Provide evidence of the consent of the spouses in accordance with Section 470 of the Argentine Civil and Commercial Code.
Signature:	(Representative) (Signature)
Full name:
Capacity: (Spouse/Representative)	(Representative) (Signature)

(The space above should be used to certify as appropriate)

3.     Name(s) and address

        Complete Box 3 with the full name and address of the sole or first named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS.

Full name(s) and address

BOX 3

First registered holder	Joint registered holder	Joint registered holder
1. First name (s)	2. First name (s)	3. First name (s)
(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)	(Mr. Mrs. Miss. Title)
Last name:	Last name:	Last name:

Address	Address	Address

Zip code	Zip code	Zip code
Taxpayer ID or SSN:	Taxpayer ID or SSN:	Taxpayer ID or SSN:

Argentine resident holders or joint holders: Provide evidence of the consent of the spouses in accordance with Section 470 of the Argentine Civil and Commercial Code.	Argentine resident holders or joint holders: Provide evidence of the consent of the spouses in accordance with Section 470 of the Argentine Civil and Commercial Code.	Argentine resident holders or joint holders: Provide evidence of the consent of the spouses in accordance with Section 470 of the Argentine Civil and Commercial Code.
Signature	Signature	Signature
Full name:	Full name:	Full name:
Capacity (Spouse Representative)	Capacity (Spouse Representative)	Capacity (Spouse Representative)

Joint registered holder(s)
4. First name (s)	5. Corporation(s)
(Mr. Mrs. Miss. Title)
Last name:	Name:

Address	Address

Zip code	Zip code
Taxpayer ID or SSN:	Taxpayer ID:

Argentine resident holders or joint holders: Provide evidence of the consent of the spouses in accordance with Section 470 of the Argentine Civil and Commercial Code.
Signature
Full name:
Capacity (Spouse Representative)

4.     Payment.

        Upon the compliance of all the terms and conditions set forth in the U.S. Offer, you hereby instruct the U.S. Receiving Agent to make the payment of consideration in respect of the tendered Class B Shares (see Box No. 1) pursuant to the U.S. Offer by a check issued to the order of the person, and to be mailed to the address, indicated in Box 3 for the sole or first named registered holder.

  Additional notes regarding the completion and submission of this Form of Acceptance.

        The signatures as well as the identity and capacity of each holder of Class B Shares must be independently certified before a Notary Public. The certification expense will be for the account of the tendering holder of Class B Shares.

        The Argentine Custodian shall maintain the Class B Shares transferred into the U.S. Tendered Class B Shares Account in custody in favor of both FTL and the tendering holder of Class B Shares until the Payment Date, provided that (i) the tendering holder of Class B Shares has not withdrawn his Class B Shares, (ii) the tendering of the Class B Shares was not defective, and (iii) the Offers remain in effect.

 EXHIBIT 1

Tax Cost Certificate for Individuals

REPORT OF FACTUAL FINDINGS

To [Name of Individual]:
[Address]
Country of birth: [            ]
Date of birth: [            ]
VOI Number: [            ]

        We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of Individual], as detailed in the table below, for the acquisition of the [Class B Shares ("Class B Shares")] [American Depositary Shares ("ADSs")]1 of Telecom Argentina S.A. ("Telecom Argentina"), in connection with the U.S. Cash Tender Offer to purchase any and all outstanding Class B Shares and ADSs of Telecom Argentina, other than those helpd by Fintech Telecome LLC, Fintech Advisory Inc. and David Martínez (the "Bidders") or their affiliates. [Name of Individual] is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, 'Engagements to perform agreed-upon procedures regarding financial information.' The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of Individual] for the acquisition of the Class B Shares and/or ADSs of Telecom Argentina based on the appropriate documentation of [Name of Individual], apostilled and notarized copies of which are attached hereto as Annex A, and are summarized below, together with the findings.

  •
  We compared the amounts in the table below under the headings "Quantity of Class B Shares" and "Amount in currency of payment" to the amount[s] in the [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of [Name of Individual] and found the amounts compared to be in agreement.

  •
  We compared the date[s] in the table below under the heading "Date of acquisition" to the date[s] in the [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of [Name of Individual] and found the dates compared to be in agreement.

  •
  We compared the amounts in the table below under the heading "Exchange rate at acquisition date" to the corresponding buying exchange rate for the date of the transaction as published by the Banco de la Nación Argentina and found the amounts compared to be in agreement.

  •
  We checked the calculation of the product of the amounts in the table below under the heading "Amount in currency of payment" by the amounts in the table below under the heading "Exchange rate at acquisition date" and found the result included in the table below under the heading "Amount in AR$" to be correct.

  •
  [Other procedures as deemed necessary under the circumstances.]

1
Select as appropriate in accordance with the Securities held: Class B Shares or American Depositary Shares.

Date of acquisition	Quantity of Class B Shares or ADSs	Amount in currency of payment [specify currency]	Buying exchange rate at Banco de la Nación Argentina at acquisition date [AR$][2]	Amount in AR$	Additional information

[Include individual lines for each acquisition]

Total

[Name of firm]
[Date]
[Address]

2
Historical exchange rates should be obtained at http://www.bna.com.ar.

If the acquisition was made in a currency other than US dollars, such currency must be translated into US dollars before converting it into Argentine Pesos ("AR$"). The conversion into AR$ shall be made using the Banco de la Nación Argentina selling exchange rate.

 ANNEX A

[Apostilled and Notarized Copies of Supporting Documents]

 EXHIBIT 2

Tax Cost Certificate for Corporate Entities

REPORT OF FACTUAL FINDINGS

To the Management Company of
[Name of the Company]
[Address]
Country of Constitution: [            ]
Date of constitution: [            ]
VOI Number: [            ]

        We have performed the procedures agreed with you and enumerated below with respect to the amounts paid by [Name of the Company] (the "Company"), as detailed in the table below, for the acquisition of the [Class B Shares ("Class B Shares")] [American Depositary Shares ("ADSs")]3 of Telecom Argentina S.A. ("Telecom Argentina"), in connection with the U.S. Cash Tender Offer to purchase any and all outstanding Class B Shares and ADSs of Telecom Argentina, other than those held by Fintech Telecom LLC, Fintech Advisory Inc. and David Martínez (the "Bidders") or their affiliates. The Company's management is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, 'Engagements to perform agreed-upon procedures regarding financial information.' The procedures were performed solely to assist you in evaluating the validity of the amounts paid by the Company for the acquisition of Class B Shares and/or ADSs of Telecom Argentina based on the appropriate documentation and accounting records of the Company, apostilled and notarized copies of which are attached hereto Annex A, and are summarized below, together with the findings.

  •
  We compared the amounts in the table below under the headings "Quantity of Class B Shares" and "Amount in currency of payment" to the amounts in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of the Company and found the amounts compared to be in agreement.

  •
  We compared the date[s] in the table below under the heading "Date of acquisition" to the date[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers' statements, contracts, etc.] of the Company and found the dates compared to be in agreement.

  •
  We compared the amounts in the table below under the heading "Exchange rate at acquisition date" to the corresponding buying exchange rate for the date of the transaction as published by the Banco de la Nación Argentina and found the amounts compared to be in agreement.

  •
  We checked the calculation of the product of the amounts in the table below under the heading "Amount in currency of payment" by the amounts in the table below under the heading "Exchange rate at acquisition date" and found the result included in the table below under the heading "Amount in AR$" to be correct.

  •
  [Other procedures as deemed necessary under the circumstances.]

3
Select as appropriate in accordance with the Securities held: Class B Shares or American Depositary Shares.

Date of acquisition	Quantity of Class B Shares or ADSs	Amount in currency of payment [specify currency]	Buying exchange rate at Banco de la Nación Argentina at acquisition date [AR$][4]	Amount in AR$	Additional information

[Include individual lines for each acquisition]

Total

[Name of firm]
[Date]
[Address]

4
Historical exchange rates should be obtained at http://www.bna.com.ar.

If the acquisition was made in a currency other than US dollars, such currency must be translated into US dollars before converting it into Argentine Pesos ("AR$"). The conversion into AR$ shall be made using the Banco de la Nación Argentina exchange rate.

 ANNEX A

[Apostilled and Notarized Copies of Supporting Documents]

QuickLinks

  Exhibit (a)(1)(ii)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
Action to be taken to accept the U.S. Offer
EXHIBIT 1 Tax Cost Certificate for Individuals
ANNEX A
EXHIBIT 2 Tax Cost Certificate for Corporate Entities
ANNEX A